Exhibit 99.2

KRONE COMMUNICATIONS BUSINESS

COMBINED STATEMENTS OF OPERATIONS

(In thousands)

(unaudited)

	Successor	Predecessor
	Three Months Ended March 31, 2004	Three Months Ended March 31, 2003
Net revenues	$83,897	$67,711
Cost of sales	56,828	48,618
Selling, general and administrative expense	21,817	18,567
Restructuring and impairment charges	104	—
Operating profit	5,148	526
Interest expense	4,166	3,980
Interest income	233	185
Reorganization items	—	(175)
Other (income) expense, net	(1,690)	1,769
Income (loss) before income taxes	2,905	(4,863)
Income tax provision	1,541	143
Net income (loss)	$1,364	$(5,006)

See the accompanying notes to the consolidated financial statements.

KRONE COMMUNICATIONS BUSINESS

COMBINED BALANCE SHEETS

(In thousands)

(unaudited)

Successor
March 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$33,174
Receivables, net	59,199
Inventories	42,623
Deferred income taxes	1,795
Other current assets	4,807
Total current assets	141,598
Property, plant and equipment, net	61,312
Deferred income taxes	52,107
Other assets	2,661
Total assets	$257,678

LIABILITIES AND EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$26,506
Accrued liabilities	50,863
Current portion of long-term debt	14,858
Total current liabilities	92,227
Long-term debt	193,329
Pension and postretirement obligations	58,168
Other liabilities	29,989
Total liabilities	373,713
Equity (deficit):
Group equity (deficit)	(118,443)
Accumulated other comprehensive income	2,408
Total equity (deficit)	(116,035)
Total liabilities and equity (deficit)	$257,678

See the accompanying notes to the consolidated financial statements.

KRONE COMMUNICATIONS BUSINESS

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Successor	Predecessor
	Three Months Ended March 31, 2004	Three Months Ended March 31, 2003
Cash flows from operating activities:
Net income (loss) from continuing operations	$1,364	$(5,006)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	2,533	3,349
Reorganization items	—	(175)
Net loss (gain) on disposition of long-term assets	14	(14)
Increase in receivables	281	846
Increase (decrease) in inventories	(2,129)	990
Increase in accounts payable	3,453	561
Increase (decrease) in accrued liabilities	3,268	(11)
Decrease in other liabilities and assets, net	(255)	(1,117)
Net cash provided by (used for) operating activities	8,529	(577)
Cash flows from investing activities:
Capital expenditures	(1,948)	(1,239)
Proceeds from sales or disposals of long-term assets	176	28
Net cash used for investing activities	(1,772)	(1,211)
Cash flows from financing activities:
Repayment of long-term debt	(4,524)	(407)
Net transactions with parent	(2,818)	1,589
Net cash provided by (used for) financing activities	(7,342)	1,182
Effect of exchange rate changes on cash	430	390
Decrease in cash and cash equivalents	(155)	(216)
Cash and cash equivalents at beginning of period	33,329	27,437
Cash and cash equivalents at end of period	$33,174	$27,221
Supplemental information:
Cash paid for income taxes	$989	$951
Cash paid for interest	$162	$272

See the accompanying notes to the consolidated financial statements.

KRONE COMMUNICATIONS BUSINESS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

(unaudited)

Note 1 – Basis of Presentation

These combined financial statements include the results of Krone International Holding Inc. and Krone Digital Communications Inc. (together, the “Companies”) along with their consolidated subsidiaries (collectively, the “Krone Communications Business”).  During the periods presented in the accompanying financial statements, both of the Companies were indirect wholly-owned subsidiaries of GenTek, Inc. (“GenTek”).  The Krone Communications Business is a global provider of products, systems and services to the global markets for telecommunications and data networking equipment and services, and in particular, the public telecom and private enterprise network markets.

Costs for certain members of the management of the Krone Communications Business were borne by GenTek.  These costs, which totaled $777 and $647 for the quarters ending March 31, 2004 and 2003, respectively, have been charged to the Krone Communications Business.  In addition, the Krone Communications Business is included in GenTek’s insurance policies.  The Krone Communications Business ratable share of the premiums for these policies, totaling $183 and $276 for the quarters ending March 31, 2004 and 2003, respectively, have been charged to the Krone Communications Business.  In the opinion of management, the accompanying combined financial statements reflect all costs of doing business for the Krone Communications Business.

The accompanying unaudited combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.  In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.  Operating results for the three months ended March 31, 2004 are not indicative of the results that may be expected for the year ending December 31, 2004.  These statements should be read in conjunction with the combined financial statements and the notes thereto for the year ended December 31, 2003 included elsewhere herein.

On October 11, 2002, GenTek and 31 of its direct and indirect subsidiaries, including the Companies (collectively, the “Debtors”), filed voluntary petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.  The Debtors’ joint plan of reorganization was confirmed on October 7, 2003 and became effective in accordance with its terms on November 10, 2003.

The combined financial statements have been prepared in accordance with Statement of Position 90-7 (“SOP 90-7”), “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code,” and on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business.  In connection with its emergence from bankruptcy on November 10, 2003, GenTek, and therefore, the Companies have adopted fresh-start reporting in accordance with SOP 90-7.  Accordingly, the post-emergence financial statements (“Successor”) are not comparable with its pre-emergence financial statements (“Predecessor”).

Note 2 – Reorganization Items

Reorganization items for the three months ended March 31, 2003 consist of income from the settlement of pre-petition liabilities.

Note 3 – Comprehensive Income (Loss)

Total comprehensive income (loss) is comprised of net income (loss) and foreign currency translation adjustments.  Total comprehensive income (loss) for the three months ended March 31, 2004 and 2003 was $2,408 and $(2,721), respectively.

Note 4 – Inventories

Successor
March 31, 2004
Raw materials	$13,851
Work in process	9,183
Finished products	19,314
Supplies and containers	275
$42,623

Note 5 – Restructuring and Impairment Charges

The Company’s restructuring actions during 2003 consist of exiting a facility and a workforce reduction.  The Company expects to substantially complete implementation of these restructuring actions by the second quarter of 2004.  The following tables summarize the Company’s expected costs and accruals for these restructuring actions:

	Employee Termination Costs	Facility Exit Costs
Costs incurred in prior periods	$5,078	$22
Costs incurred in current period	29	75
Total costs expected to be incurred	$5,107	$97

Accrual balance at December 31, 2003	$5,064	$9
Provisions - Restructuring charges	29	75
Amounts paid	(1,164)	(9)
Accrual balance at March 31, 2004	$3,929	$75

The Company’s restructuring programs initiated in prior years have been completed.  The following table summarizes the liabilities for restructuring programs initiated in prior years:

Employee Termination Costs
Balance at December 31, 2003	$906
Amounts paid	(766)
Balance at March 31, 2004	$140

Note 6 – Pension and Other Postretirement Benefits

	Pension Benefits		Other Postretirement Benefits
	Three Months Ended March 31,		Three Months Ended March 31,
	2004	2003	2004	2003
Service cost	$107	$92	$5	$4
Interest cost	902	775	8	6
Net periodic benefit cost	$1,009	$867	$13	$10

Note 7 – Subsequent Event

On May 18, 2004, GenTek sold its Krone Communications Business to ADC Telecommunications, Inc.